EXHIBIT 10.6

SUBURBAN PROPANE

RETIREMENT SAVINGS & INVESTMENT PLAN

(Restated Effective January 1, 1998)

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

1.1	“Account”	1
1.2	“Affiliate”	1
1.3	“Appropriate Notice”	1
1.4	“Beneficiary”	1
1.5	“Board” or “Board of Supervisors”	1
1.6	“Code”	1
1.7	“Committee”	1
1.8	“Company”	1
1.9	“Compensation”	1
1.10	“Compensation Deferral Contributions”	2
1.11	“Compensation Deferral Contributions Account”	2
1.12	“Effective Date”	2
1.13	“Eligible Employee”	2
1.14	“Employee”	2
1.15	“Employee Contribution Account”	2
1.16	“Employer”	2
1.17	“Employer Matching Contributions”	3
1.18	“Employer Matching Contributions Account”	3
1.19	“Employer Securities”	3
1.20	“ERISA”	3
1.21	“ESOP Account”	3
1.22	“Hour of Service”	3
1.23	“Investment Fund”	4
1.24	“Investment Manager”	4
1.25	“Leased Employee”	4
1.26	“Leave of Absence”	4
1.27	“Member”	4
1.28	“Parental Leave”	4
1.29	“Plan”	5
1.30	“Plan Year”	5
1.31	“Prior Plan”	5
1.32	“Prior Plan Account”	5
1.33	“Related Employer”	5
1.34	“Required Beginning Date”	5
1.35	“Retirement”	5
1.36	“Rollover Contribution”	5
1.37	“Rollover Contribution Account”	6
1.38	“Service”	6
1.39	“Suspense Account”	6
1.40	“Total and Permanent Disability”	6
1.41	“Trustee”	6
1.42	“Trust Fund”	6
1.43	“Valuation Date”	6

ARTICLE II

ELIGIBILITY AND MEMBERSHIP

2.1	Members on the Effective Date	7
2.2	Eligible Employees on and after the Effective Date	7
2.3	Completion of Appropriate Notice	7
2.4	Elections Upon Becoming A Member	7
2.5	Beneficiary Designation	7
2.6	Transfers to or from Non-Covered Status	8
2.7	Rollover Contributions From Other Plans	8

ARTICLE III

COMPENSATION DEFERRAL CONTRIBUTIONS

3.1	Compensation Deferral Contributions	8
3.2	Changes and Suspension of Contributions	9
3.3	Transfer of Contributions to Trustee	9

ARTICLE IV LIMITATIONS ON, AND DISTRIBUTION OF, EXCESS COMPENSATION DEFERRAL CONTRIBUTIONS AND EXCESS EMPLOYER MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES

4.1	Limitations	9
4.2	Control of Compensation Deferral Contributions and Employer Matching Contributions and Distribution of Excess	11
4.3	Limitation of Annual Additions	13

ARTICLE V

EMPLOYER MATCHING CONTRIBUTIONS

5.1	Amount of Employer Matching Contributions	16
5.2	Treatment of Forfeitures	17
5.3	Transfer of Contributions to Trustees	17

ARTICLE VI

ACCOUNTS

6.1	Maintenance of Accounts	17
6.2	Valuations	17

ARTICLE VII

VESTING OF ACCOUNTS

7.1	Employer Matching Contributions Account	18
7.2	Other Accounts	18
7.3	Earlier Vesting in Employer Matching Contributions Accounts	18
7.4	Forfeitures	18

ARTICLE VIII

INVESTMENT OF ACCOUNTS

8.1	Investment of Accounts	19
8.2	Redirection of Future Contributions	19
8.3	Reinvestment of Prior Contributions	19
8.4	Statements of Accounts	19
8.5	Crediting of Accounts	19
8.6	Correction of Errors	20
8.7	Investment of Deferred Distributions	20

ARTICLE IX

WITHDRAWALS AND LOANS DURING EMPLOYMENT

9.1	Withdrawal Options	20
9.2	Hardship Withdrawals	21
9.3	Values	22
9.4	Payment of Withdrawals	22
9.5	Loans	22

ARTICLE X

DISTRIBUTION

10.1	Amount of Distribution	24
10.2	Notice of Options and Normal Form of Distribution	24
10.3	Alternate Form of Distribution	25
10.4	Identity of Payee	25
10.5	Non-alienation of Benefits	26
10.6	Qualified Domestic Relations Order	26
10.7	Commencement of Benefits	27
10.8	Spousal Consent	27
10.9	Lump Sum Payment Without Election	27
10.10	Trustee to Trustee Transfers	27

ARTICLE XI

ADMINISTRATION OF THE PLAN

11.1	Plan Administrator	28
11.2	Board of Supervisors	28
11.3	Appointment of the Committee	29
11.4	Compensation, Expenses	29
11.5	Committee Actions, Agents	29
11.6	Committee Meetings	29
11.7	Authority and Duties of the Committee	29
11.8	Personal Liability	30
11.9	Dealings Between Committee and Individual Members	30
11.10	Information to be Supplied by the Employer	30
11.11	Records	30
11.12	Fiduciary Capacity	30
11.13	Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B Part 4	30
11.14	Claim Procedure	30

ARTICLE XII

OPERATION OF THE TRUST

12.1	Trust Fund	32
12.2	Trustee	32
12.3	Investment Manager	32
12.4	Purchase and Holding of Securities	32
12.5	Voting of Employer Securities	32
12.6	Disbursement of Funds	33
12.7	Exclusive Benefit of Members	33

ARTICLE XIII

AMENDMENT, TERMINATION AND MERGER
13.1	Right to Amend	33
13.2	Suspension or Termination	33
13.3	Merger, Consolidation of Transfer	34

ARTICLE XIV

MISCELLANEOUS

14.1	Uniform Administration	34
14.2	Payment Due an Incompetent	34
14.3	Source of Payments	34
14.4	Plan Not a Contract of Employment	34
14.5	Applicable Law	34
14.6	Unclaimed Amounts	34

ARTICLE XV

TOP HEAVY PROVISIONS

15.1	Application	35
15.2	Minimum Contribution	35
15.3	Adjustment to limitation on Benefits	36
15.4	Definitions	36
15.5	Effect of Change in Application Legislation or Regulation	38

ARTICLE I

DEFINITIONS

As used herein, unless otherwise defined or required by the context, the following words and phrases shall have the meanings indicated. Some of the words and phrases used in the plan are not defined in this Article I, but, for convenience are defined as they are introduced into the text.

1.1 “ACCOUNT” means a Member’s Employee Contributions Account, Compensation Deferral Contributions Account, Rollover Contribution Account, Employer Matching Contributions Account, ESOP Account and Prior Plan Account, as the context requires.

1.2 “AFFILIATE” means any company which is related to the Employer as a member of a controlled group of corporations in accordance with Section 414(b) of the Code, as a trade or business under common control in accordance with Section 414(c) of the Code or members of an affiliated service group as defined under Section 414(m) of the Code.

1.3 “APPROPRIATE NOTICE” means the written form, electronic procedure or other method prescribed by the Committee to convey information for a particular purpose.

1.4 “BENEFICIARY” means the person or persons designated by the Plan or by a Member under Section 2.5 (Beneficiary Designation) to receive benefits payable under the Plan as a result of the Member’s death.

1.5 “BOARD” or “BOARD OF SUPERVISORS” means the Board of Supervisors of the Company.

1.6 “CODE” means the Internal Revenue Code of 1986, as amended from time to time and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

1.7 “COMMITTEE” means the Benefits Administration Committee appointed in accordance with Section 11.3 (Appointment of Committee).

1.8 “COMPANY” means Suburban Propane Partners L.P.

1.9 “COMPENSATION” means with respect to a Plan Year, the sum of the amount reported by the Employer to the Internal Revenue Service on Form W-2 as the Member’s compensation for such calendar year (including commissions to the extent specified by the Committee under regulations uniformly applicable to all employees similarly situated) the amount of any Compensation Deferral Contributions made on such Member’s behalf to the Plan and the amount, if any, contributed to a cafeteria plan that is excluded from gross income pursuant to Section 125 of the Code; but exclusive of bonuses, overtime pay, termination or severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options, and such other extraordinary items or remuneration as the Committee shall determine from time to time pursuant to such uniform and nondiscriminatory rules as it shall adopt. On and after January 1, 1989 the Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $200,000 as thereafter adjusted for inflation in accordance with Section 415(d) of the Code. For Plan Years beginning after 1993 the Compensation of each Employee taken into account under the Plan for any such Plan Year shall not exceed $150,000 as thereafter adjusted for inflation in accordance with Section 401(a)(17)(B) of the Code.

1.10 “COMPENSATION DEFERRAL CONTRIBUTIONS” means contributions made by the Employer pursuant to an election by the Member to reduce the cash compensation otherwise currently payable to such Member by an equivalent amount, in accordance with the provisions of Section 3.1 (Compensation Deferral Contributions).

1.11 “COMPENSATION DEFERRAL CONTRIBUTIONS ACCOUNT” means the separate account maintained for a Member to record such Member’s share of the Trust Fund attributable to Compensation Deferral Contributions made on such Member’s behalf to the Plan or equivalent contributions made to a Prior Plan.

1.12 “EFFECTIVE DATE” means January 1, 1994, the date the Plan was spun off from the Quantum Savings & Stock Ownership Plan.

1.13 “ELIGIBLE EMPLOYEE” means any active, full-time Employee other than (i) an individual who is covered by a collective bargaining agreement between the Employer and any union unless participation by such Employee in the Plan has been agreed to by the parties to such agreement, (ii) a “leased employee” within the meaning of Code Section 414(n), (iii) an individual who is receiving a pension or severance pay from the Employer or (iv) any individual under contract (whether oral or in writing) with the Employer as a fee for service worker, an independent contractor or a worker in any other capacity that is not intended by such contract to create the relationship of employer and employee, whether of not any such contract is in derogation of the common law and notwithstanding any third party determination that the relationship of employer and employee exists for any other purpose.

A part-time Employee shall be eligible to participate in the Plan after completion of at least 1,000 Hours of Service during the consecutive twelve-month period immediately following such Employee’s date of hire or during any Plan Year.

1.14 “EMPLOYEE” means each individual employed by the Employer or an Affiliate, including any leased employee and any other individual required to be treated as an employee pursuant to Code Section 414(n).

1.15 “EMPLOYEE CONTRIBUTIONS ACCOUNT” means the separate account maintained for a Member to record such Member’s share of the Trust Fund attributable to previously permitted after-tax contributions by the Member to the Quantum Savings and Stock ownership Plan.

1.16 “EMPLOYER” means Suburban Propane L.P. and its subsidiaries.

1.17 “EMPLOYER MATCHING CONTRIBUTIONS” means the Employer matching contributions made to the Trust Fund pursuant to Article V (Employer Matching Contributions).

1.18 “EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT” means the separate Account maintained for a Member to record such Member’s share of the Trust Fund attributable to Employer Matching Contributions made on such Member’s behalf.

1.19 “EMPLOYER SECURITIES” means the sponsored American Depositary Shares traded on the New York Stock Exchange each of which represent five shares of capital stock of, Hanson PLC, an English company, which was the ultimate parent company of the Employer prior to March 1, 1996. Employer Securities shall also include shares distributed to holders of Employer Securities as a dividend or in a corporate reorganization of Hanson PLC.

1.20 “ERISA” means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended.

1.21 “ESOP ACCOUNT” means the separate account maintained for each Member’s share of the Trust Fund attributable to certain matching contributions or stock bonus contributions made to the Quantum Savings and Stock Ownership Plan prior to October 1, 1993 under the Employee Stock Ownership Plan (“ESOP”) provisions of the Plan.

1.22 “HOUR OF SERVICE” means each hour for which an Employee is paid, or entitled to payment, or receives earned income from an Employer or an Affiliate:

(a) for performance of duties;

(b) on account of a period of time during which no duties were performed, provided that except in the case of an Leave of Absence, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for periods of time in respect of which an Employee receives severance pay or for payments made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses; and

(c) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer provided that Hours of Service credited under (a) or (b) shall not be credited under (c).

Hours of Service credited to an Employee for the performance of duties will be credited to the computation period in which the duties are performed. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations Section 2530.200b—2(b), and Hours of Service shall be credited to the computation periods to which the award or agreement pertains. Except in the case of a Leave of Absence, not more than 501 Hours of Service shall be credited for any continuous period during which an Employee performs no duty or, in the case of service required to be credited for payments of back pay awarded or agreed to, for a period during which an employee did not or would not have performed duties.

To the extent not credited above, for periods of Leave of Absence an Employee shall be credited with a number of Hours of Service for each week of such Leave of Absence equal to the Employee’s weekly average number of Hours of Service scheduled for the six-week period immediately preceding such Leave of Absence.

In any case in which an individual becomes an Employee upon the acquisition of all or a portion of the business of his or her former employer by the Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, his or her service with his or her predecessor employer shall be included in determining his or her Hours of Service if, and to the extent that, such service is required to be credited hereunder (A) by section 414(a) of the Code and any regulations promulgated thereunder, (B) by the terms of the agreement pursuant to which the business of such former employer was acquired by the Employer or an Affiliate, or (C) by vote of the Board of Supervisors.

1.23 “INVESTMENT FUND” means any one of the investment funds prescribed by the Committee as described in Section 8.1 (Investment of Accounts).

1.24 “INVESTMENT MANAGER” means the individual and/or other entity appointed in accordance with Section 12.3 (Investment Manager) who has acknowledged in writing that such individual is a fiduciary with respect to the Plan and who is:

(a) registered as an investment adviser under the Investment Advisers Act of 1940, or (b) a bank, as defined in such Act, or (c) an insurance company qualified to manage, assign or dispose of assets of pension plans.

1.25 “LEASED EMPLOYEE” shall mean any person described in Code Section 414(n)(6).

1.26 “LEAVE OF ABSENCE” means an absence or interruption of service approved by the Committee under uniform and nondiscriminatory rules and procedures. Members on leave of absence for service in the Armed Forces of the United States, however, shall be deemed to have been on Leave of Absence, provided they return to service with an Employer within the required time limitations set forth in the then applicable laws governing reemployment rights of persons inducted, or who have enlisted, in the Armed Forces.

1.27 “MEMBER” means an Eligible Employee who has become a member of the Plan in accordance with Article II (Eligibility and Membership). Each Member shall continue to be such until the later of the date such Member ceases to be an Eligible Employee or such Member’s Accounts have been completely distributed.

1.28. “PARENTAL LEAVE” means a period not in excess of two (2) years commencing after December 31, 1984 during which an individual is absent from work for any period:

(a) by reason of the pregnancy of the individual,

(b) by reason of the birth of a child of the individual

(c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

(d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

An absence from work shall not be a Parental Leave unless the Employee furnishes the Plan Administrator such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified in this Section 1.28 and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish an Employer policy of treating a Parental Leave as a Leave of Absence.

1.29 “PLAN” means the Suburban Propane Retirement Savings & Investment Plan effective January 1, 1994 and as amended and restated effective January 1, 1998 as set forth herein.

1.30 “PLAN YEAR” means the calendar year.

1.31 “PRIOR PLAN” means an employee benefit plan qualified under Section 401(a) of the Code, all or part of the assets of which are transferred to the Plan in a transaction which meets the requirements of Regulation 1.414(1) of the Code. On the Effective Date “Prior Plan” includes the Quantum Savings and Stock Ownership Plan, the Thrift and Profit Sharing Plan f or Eligible Employees of National Distillers and Chemical Corporation (the “Hourly Plan”) and the Petrolane Savings and Stock Ownership Plan. Prior Plan shall also include the Suburban Propane Retirement Savings & Investment Plan for Certain Hourly Represented Employees which was merged into the Plan effective January 1, 1997.

1.32 “PRIOR PLAN ACCOUNT” means the separate account maintained for a Member to record such Member’s share of the Trust Fund attributable to employer contributions to the plans described herein as Prior Plans. This account will not receive any new contributions after the Effective Date.

1.33 “RELATED EMPLOYER” means any entity that has at least 20% ownership interest in the Company and any entity that would be required to be aggregated with a Related Employer under the rules of Section 414(b) or (c) of the Code.

1.34 “REQUIRED BEGINNING DATE” means April 1 of the year following the Plan Year in which occurs the later of the date that the Member terminates employment or the date on which the Member attains the age of 70-1/2 years.

1.35 “RETIREMENT” means a Member’s normal, early or deferred retirement whichever shall apply to the Member under the provisions of the Employer’s pension plan applicable to such Member.

1.36 “ROLLOVER CONTRIBUTION” means an amount which is transferred from another plan to this Plan, in accordance with the provisions of Section 2.7 (Rollover Contribution From Other Plans).

1.37 “ROLLOVER CONTRIBUTION ACCOUNT” means the separate Account maintained for a Member to record such Member’s share of the Trust Fund. attributable to any Rollover Contribution made to the Plan on his behalf.

1.38 “SERVICE” means the period of employment beginning on the first day the Eligible Employee performs duties for the Employer or an Affiliate and ending on the day of quit, retirement, discharge or death, or two years after the commencement of absence on account of parental Leave, or one year after an authorized absence for any other reason. All prior periods of employment with the Employer or an Affiliate, and breaks in employment of less than one year shall be included in Service. If a break in employment of not more than two years is on account of Parental Leave not more than one year of Service shall be credited to an Eligible Employee for a period of Parental Leave.

1.39 “SUSPENSE ACCOUNT” means the separate account maintained for a Member pursuant to Section 4.3.

1.40 “TOTAL AND PERMANENT DISABILITY” means a physical or mental condition as determined by the Committee in a nondiscriminatory manner, based upon appropriate medical reports and examinations, which renders a Member incapable of performing his or her customary duties for the Employer for the first two years of incapacity, or for another employer after two years. However, no Member shall be deemed to be disabled if such incapacity (a) was incurred, suffered or occurred while the Member was engaged in, or resulted from having engaged in, a criminal enterprise, or (b) was intentionally self-inflicted.

1.41 “TRUSTEE” means the corporate trustee appointed from time to time by the Employer to administer the Trust Fund in accordance with Section 12.2 (Trustee).

1.42 “TRUST FUND” means the trust fund established in accordance with Section 12.1 (Trust Fund) from which benefits provided under this Plan will be paid.

1.43 “VALUATION DATE” means the last business day of each calendar month on which the New York Stock Exchange is open for trading.

ARTICLE II

ELIGIBILITY AND MEMBERSHIP

2.1 MEMBERS ON THE EFFECTIVE DATE. Each person who was a member of the Quantum Savings and Stock Ownership Plan immediately before the Effective Date shall continue as a member

2.2 ELIGIBLE EMPLOYEES ON AND AFTER THE EFFECTIVE DATE.

(a) On and after the Effective Date an Eligible Employee may elect to become a Member at any time. Such election will be effective as soon as administratively possible.

Notwithstanding the foregoing, a former employee who is reemployed as an Eligible Employee following a termination of employment and who, prior to termination, satisfied the conditions for membership in the Plan, shall be eligible to become a Member of the Plan immediately upon reemployment, subject to such advance notice procedures as the Committee shall prescribe.

(b) In the case of a person who, immediately prior to becoming an employee, had been in the employ of a Related Employer, the period of service with such Related Employer shall be considered for meeting the requirements of an Eligible Employee

2.3 COMPLETION OF APPROPRIATE NOTICE. In order to become a Member an Eligible Employee must give the Appropriate Notice to the Committee as the Committee may prescribe from time to time.

2.4 ELECTIONS UPON BECOMING A MEMBER. An Eligible Employee, in giving the Appropriate Notice specified in Section 2.3, shall (a) authorize the Employer to reduce current compensation for Compensation Deferral Contributions pursuant to Section 3.1 (Compensation Deferral Contributions), (b) make an investment election from among those options prescribed from time to time by the Committee as described in Section 8.1 (Investment of Accounts) and (c) designate a Beneficiary in accordance with Section 2.5 (Beneficiary Designation). Any such payroll authorization, investment election or Beneficiary designation shall remain in effect until changed by giving the Appropriate Notice to the Committee subject to the provisions of the Plan.

2.5 BENEFICIARY DESIGNATION. Each Member shall designate a Beneficiary by giving the Appropriate Notice to the Committee. The designated Beneficiary may be an individual, estate or trust; however, if the Member is married at the time of such Member’s death, such Member’s surviving spouse shall automatically be such Member’s sole Beneficiary unless the spouse has consented in writing in accordance with Section 10.8 (Spousal Consent) to a designation of a different Beneficiary. If more than one individual or trust is named, the Member shall indicate the shares and/or precedence of each individual or trust so named. Any Beneficiary so designated may be changed by the Member at any time (subject to his spouse’s consent, if applicable) by giving the Appropriate Notice to the Committee.

In the event that no Beneficiary has been designated or that no designated Beneficiary survives the Member, the following Beneficiaries (if then living) shall be deemed to have been designated in the following priority: (a) spouse, (b) children, including adopted children, in equal shares, (c) parents, in equal shares, or the Member’s surviving parent, if only one parent survives, and (d) Member’s estate.

2.6 TRANSFERS TO OR FROM NON-COVERED STATUS. If a Member ceases to meet the definition of Eligible Employee as set forth in Section 1.13 (Eligible Employee) but continues to be an Employee or an employee of an Affiliate, such Member’s right to make or have contributions made on such Member’s behalf to the Plan shall be suspended. If during the period of suspension, a Member’s employment with the Employer or an Affiliate terminates for any reason, there shall be a distribution of such Member’s Accounts in accordance with the provisions of Article X (Distribution).

If and when the suspended Member again becomes an Eligible Employee, such Member may resume having Compensation Deferral Contributions made on such Member’s behalf as of any payroll date thereafter by giving Appropriate Notice to the Committee as the Committee may prescribe from time to time.

2.7 ROLLOVER CONTRIBUTIONS FROM OTHER PLANS. An Eligible Employee who is in receipt of a distribution which is eligible to be “rolled over” to a qualified plan in accordance with applicable Code sections may, in accordance with and subject to such rules and procedures approved by the Committee, transfer all or part of such distribution into the Plan; provided, that distributions which are so transferred to the Plan shall consist only of cash and that such transfer shall be in conformity with requirements set forth in the Code.

Upon approval by the Committee, the amount transferred to the Plan shall be deposited in the Trust Fund in cash and shall be credited to a Rollover Contribution Account.

ARTICLE III

COMPENSATION DEFERRAL CONTRIBUTIONS

3.1 COMPENSATION DEFERRAL CONTRIBUTIONS. Each Member who is an Eligible Employee may elect to have the Employer make Compensation Deferral Contributions not to exceed $10,000 per year (subject to adjustment for inflation in accordance with Section 415(d) of the Code) to the Plan on such Member’s behalf to be credited to such Member’s Compensation Deferral Contributions Account, in which case the cash compensation otherwise payable by the Employer to the Member shall be reduced by an amount equal to the Compensation Deferral Contributions so made. Subject to the limitations prescribed in Section 4.1 the amount of Compensation Deferral Contributions in any payroll period shall be in whole percentages from 1% to 17% of the Member’s Compensation as the Member shall designate (or such greater or lesser percentages as the Committee may from time to time prescribe for the Plan).

The foregoing notwithstanding during the “make up period,” as defined below, a former Member (a “Veteran”) who is reemployed after a period of military service may elect to have the Employer make additional Compensation Deferral Contributions to the Plan on such Veteran’s behalf, the total of which may not exceed the maximum Compensation Deferral Contributions that the Veteran could have elected to have made if no military leave had occurred. For the purposes of calculating the amount of such additional Compensation Deferral Contributions the Veteran’s Compensation during such leave of absence shall be deemed to have been the Veteran’s annual rate of compensation at the time the military leave of absence commenced (the ‘Deemed Compensation Rate’) and the ‘make up period’ during which such additional Compensation Deferral Contributions may be elected shall be equal to the lesser of five years or three times the period of the military leave of absence. Such additional Compensation Deferral Contributions in any payroll period shall be in whole percentages of the Veteran’s current payroll and shall not exceed the maximum amount that could have been deferred at the Deemed Compensation Rate. In the event that the additional Compensation Deferral Contributions to the Plan on a Veteran’s behalf that are authorized by this paragraph exceed the limitations set forth in Article IV of the Plan or otherwise conflict with the provisions of the Code or ERISA such limitations or conflicts shall be ignored to the extent permitted by Code Section 414(u).

3.2 CHANGES AND SUSPENSION OF CONTRIBUTIONS. Compensation Deferral Contributions made on a Member’s behalf may be increased or decreased or suspended effective as soon as administratively possible after the Appropriate Notice is given to the Committee. Similarly, a Member who has suspended Compensation Deferral Contributions may resume having such contributions as soon as administratively possible after the Appropriate Notice is given to the Committee.

3.3 TRANSFER OF CONTRIBUTIONS TO TRUSTEE. Contributions made under this Article III will be transferred to the Trustee by the 15th day of the month following the month in which the contributions are withheld from the Member’s Compensation and/or in which the Member’s cash compensation is reduced; provided that all Compensation Deferral Contributions for a Plan Year shall be transferred to the Trustee not later than 30 days after the end of the Plan Year.

ARTICLE IV

LIMITATIONS ON, AND DISTRIBUTION OF, EXCESS COMPENSATION

DEFERRAL CONTRIBUTIONS AND EXCESS EMPLOYER MATCHING

CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES

4.1 LIMITATIONS. The Committee in its sole discretion shall separately limit the amount of Compensation Deferral Contributions and Employer Matching Contributions made on behalf of each “Highly Compensated Employee” (as defined below) for each Plan Year to insure that neither the Deferral Percentage nor the Contributions Percentage (each as defined below and referred to herein as the “Percentage”) exceed the greater of (X) 125 percent of the Percentage of all other Eligible Employees in the current or preceding Plan Year (the “Measuring Year”) as the Committee may select as permitted by the Code and guidance from the Internal Revenue Service or, alternatively, (Y) the Percentage of all other Eligible Employees for the Measuring Year plus 2 percentage points; and, the actual Percentage for the Highly Compensated Employees is not more than two times the actual Percentage in the Measuring Year of all other Eligible Employees.

For purposes of this Section, the term “Deferral Percentage” with respect to any Plan Year means the Compensation Deferral Contributions for the Plan Year divided by Compensation.

For purposes of this Section, the term “Contributions Percentage” with respect to any Plan Year means the Employer Matching Contributions for the Plan Year divided by Compensation.

For the purposes of this Section, the term “Highly Compensated Employee” with respect to any Plan Year means an Eligible Employee or former Eligible Employee who performed services during the Plan Year for which the determination is being made and:

(a) at any time during such Plan Year or preceding Plan Year was a 5-percent owner of the Employer (as defined for top-heavy plans under Code Sec. 416(1); or

(b) earned $80,000 or more in the preceding Plan Year (subject to adjustment for inflation in accordance with Section 415(d) of the Code) in annual Compensation from the Employer.

(1) For the purposes of this Section, the term “Compensation” means Compensation within the meaning of Code Section 415(c)(3), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax sheltered annuity.

(2) For the purpose of this Section the term “Employer” shall also include all other entities aggregated with the Employer under the requirements of Code Section 414 (b), (c), (m) and (o).

For purposes of this Section the definition of “Compensation Deferral Contributions” and “Employer Matching Contributions” shall include Compensation Deferral Contributions and Employer Matching Contributions made under any other plan that is aggregated with this Plan for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code and if any such plan is permissively aggregated with this Plan for the purposes of Section 401(k) of the Code, the plans so aggregated must also satisfy Section 401(a)(4) and 410(b) as if they were a single plan. Further, for the purposes of this Section, Compensation Deferral Contributions made on behalf of each Highly Compensated Employee shall be determined by treating all cash or deferred arrangements under which each such Highly Compensated Employee is eligible as a single arrangement.

4.2 CONTROL OF COMPENSATION DEFERRAL CONTRIBUTIONS AND EMPLOYER MATCHING CONTRIBUTIONS AND DISTRIBUTION OF EXCESS.

(a) RULES FOR COMPENSATION DEFERRAL CONTRIBUTIONS. The Committee may, in accordance with uniform and nondiscriminatory rules it establishes from time to time, require that Members who are among the Highly Compensated Employees for the Plan Year make Compensation Deferral Contributions elections following and/or preceding the completion of such elections by all other Eligible Employees and the Committee may (X) limit the amount by which each Member who is among the Highly Compensated Employees may elect to reduce his or her Compensation, and (Y) subject to Section 402(g) of the code, permit each other Eligible Employee to elect to reduce his or her compensation within higher limits than those for Highly Compensated Employees.

In the event that it is determined prior to the close of any Plan Year that the amount of Compensation Deferral Contributions to be made with respect to such Highly Compensated Employees would cause the limitation contained in this Section to be exceeded for the Plan Year in which such Contributions occur, the amount of Compensation Deferral Contributions allowed to be made on behalf of Highly Compensated Employees for such Plan Year shall be reduced. The Highly Compensated Employees to whom the reduction is applicable, and the amount of the excess Compensation Deferral Contributions, shall be determined by reducing the actual Deferral Contributions of the Highly Compensated Employee or Employees with the highest actual Deferral Contributions to the extent required to-

(i) enable the arrangement to satisfy the limitation set forth in Section 4.1 above; or

(ii) cause such Highly Compensated Employee’s or Employees’ actual Compensation Deferral Contributions to equal the actual Compensation Deferral Contribution of the Highly Compensated Employee or Employees with the next highest actual Compensation Deferral Contributions.

The “leveling” process described in paragraph (i) or (ii) shall be repeated until the limitations set forth in this Section are satisfied.

If the Committee determines that the limitations contained in this Section have not been met for any Plan Year, the Committee may return the excess Compensation Deferral Contributions of Members who are Highly Compensated Employees (calculated in the manner set forth above) to such Members within the 12-month period beginning after the last day of the Plan Year for which such contributions were made. The amount of such excess Compensation Deferral Contributions shall be adjusted to reflect any income or loss allocable to such excess during the Plan Year determined in accordance with the alternative method set forth in Reg. Section 1.401(k)-l(f)(4)(ii)(C) and also from the end of the Plan Year to the date of distribution determined in accordance with the safe harbor method, set forth in Reg. Section 1.401(k)-1(f) (4) (ii) (D). In addition, Employer Matching Contributions that are attributable to excess Compensation Deferral Contributions shall be deemed Excess Aggregate Contributions and shall be forfeited or distributed as provided in paragraph (b), below.

The amount of excess Compensation Deferral Contributions to be returned under this section shall be reduced however, by the amount of any Compensation Deferral Contributions that have previously been distributed pursuant to Section 4.3 for the taxable year ending in the same plan year and conversely Compensation Deferral Contributions that are to be distributed pursuant to section 4.3 shall be reduced by the amount of any excess Compensation Deferral Contributions previously distributed under this section for the plan year beginning in such taxable year.

(b) RULES FOR EMPLOYER MATCHING CONTRIBUTIONS. In the event that it is determined prior to the close of any Plan Year that the amount of Employer Matching Contributions to be made with respect to Highly Compensated Employees would cause the limitation contained in this Section to be exceeded for the Plan Year in which such Contributions occur, the amount of Employer Matching Contributions allowed to be made on behalf of Highly Compensated Employees for such Plan Year shall be reduced. The Highly Compensated Employees to whom the reduction is applicable, and the amount of the excess shall be determined by reducing the Employer Matching Contributions of the Highly Compensated Employee or Employees with the highest actual Matching Contributions to the extent required to-

(i) enable the arrangement to satisfy the limitation set forth in Section 4.1 above; or

(ii) cause such Highly Compensated Employee’s or Employees’ actual Matching Contributions to equal the Matching Contributions of the Highly Compensated Employee or Employees with the next highest actual Matching Contributions.

The “leveling” process described in paragraph (i) or (ii) shall be repeated until the limitations set forth in this Section are satisfied.

Excess Aggregate Contributions plus any income and minus any losses allocable thereto, shall be forfeited, if not vested, or if not forfeitable, distributed, no later than the last day of each Plan Year to those Members to whose Individual Accounts such Excess Aggregate Contributions were allocated. Employer Matching Contributions which are forfeited shall be credited against Employer Matching Contributions required to be made to Member’s accounts in the Plan Year following the Plan Year that the excess Employer Matching contributions were allocated to Member’s accounts provided, however, any excess which has not been so credited within two and one half months after the end of the Plan Year shall be immediately refunded to the Employer.

(c) MULTIPLE USE LIMITATIONS. If the actual Deferral Percentage, the actual Contribution Percentage, and the sum of the two percentages for the group of Highly Compensated Employees in the Plan exceed the limits set forth in Regs.1.401(m)—2(b) then in such case the required reduction of multiple use of the alternate limitation shall be accomplished through reduction of the actual Deferral Percentage for all Highly Compensated Employees eligible to participate in the Plan in accordance with the procedures prescribed in Regs. l.401(m)-2(b) which are incorporated herein by reference.

4.3 LIMITATION OF ANNUAL ADDITIONS.

(a) Notwithstanding anything herein to the contrary, in no event shall the Annual Additions (as hereinafter defined) with respect to any Member in any Plan Year exceed the Maximum Annual Additions. A Member’s “Maximum Annual Additions” means the lesser of (i) 25% of the Member’s compensation reported on Form W-2 (after December 31, 1997, compensation for the purposes of Annual Additions shall also include elective or salary reduction contributions to a cafeteria plan, cash or deferred compensation arrangement or tax sheltered annuity) or (ii) the dollar limit in effect for such Plan Year in accordance with Section 415(c)(1)(A) of the Code ($30,000 as hereafter adjusted for inflation in accordance with Section 415(d) of the Code),

(b) For purposes of this Section 4.3 the term “Annual Additions” means the sum for any Plan Year of

(i) Compensation Deferral Contributions made in accordance with Section 3.1 (Compensation Deferral Contributions),

(ii) Employer Matching Contributions including forfeitures as applied in accordance with Section 5.1 Amount of Employer Matching Contributions) and Section 5.2 (Treatment of Forfeitures).

(iii) The amount of annual additions (within the meaning of Section 415(c) (2) of the Code) under all other qualified defined contribution plans of the Employer or an Affiliate.

(c) If the Member’s Annual Additions exceed the Maximum Annual Additions limitations in accordance with this Section 4.3, such amounts shall not be contributed to the Trust or, if contributed by or on behalf of a Member under the Plan shall be reduced in the following order, but only to the extent necessary to meet the limitations: (1) Compensation Deferral Contributions and (ii) Employer Matching Contributions in respect of such reduced Compensation Deferral Contributions.

(d) Combined Fraction.

(i) Notwithstanding the foregoing, for any Plan Year beginning before January 1, 2000, if a Member is a participant in any qualified defined benefit plan maintained by an Employer or an Affiliate, the sum of the “Defined Benefit Plan Fraction” (as defined below) and the “Defined Contribution Plan Fraction” (as defined below) for such Member shall not exceed 1.0 (called “Combined Fraction”). If for any Plan Year the -Combined Fraction of a Member exceeds 1.0 after application of provisions for limitation of benefits under all such qualified defined benefit plans, the Maximum Annual Additions of such Member shall be reduced as provided in Section 4.3(c) to the extent necessary to reduce the Combined Fraction of such Member to 1.0.

(ii) The “Defined Benefit Plan Fraction” applicable to a Member for any Plan Year is a fraction, the numerator of which is the sum of the Projected Annual Benefit of the Member under all of the qualified defined benefit Plans maintained by the Employer or an Affiliate, (whether or not terminated) in which such Member participates (determined as of the close of the Plan Year) and the denominator of which is the lesser of (A) the product of 1.25 multiplied by the maximum dollar limitation on a Member’s Projected Annual Benefit if the plan provided the maximum benefit allowable under Section 415(b) of the Code for such Plan Year, or (B) the product of 1.4 multiplied by 100% of the Member’s Highest Average Compensation.

Notwithstanding the above, if the Member was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 1.25 multiplied by the sum of the annual benefits under such plans which the Member had accrued as of the later of September 30, 1983, or the last limitation year beginning before January 1, 1983. The preceding sentence applies only if defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 limitation year.

(iii) The “Defined Contribution Plan Fraction” applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Member’s Annual Additions as of the close of such Plan Year for that Plan Year and for all prior Plan Years under all of the defined contribution plans maintained by an Employer or an Affiliate in which Member participates, and the denominator of which is the lesser of the following amounts (determined for such Plan Year and for each prior Plan Year of service with the Employer or any Affiliate regardless of whether a plan was in existence during those years): (A) the product of 1.25 multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year (determined without regard to the special dollar limitation for employee stock ownership plans), or (B) the product of 1.4 multiplied by twenty-five percent of the Member’s Compensation for the Plan Year.

(e) Definitions.

(i) “Highest Average Compensation” means the average of a Member’s high three consecutive Plan Years (determined as of the close of the Plan Year) of employment with the Employer or the actual number of years of employment for those Members who are employed for less than three consecutive years with the Employer.

(ii) “Projected Annual Benefit” means the annual benefit a Member would receive from employer contributions under a defined benefit plan, adjusted, in the case of any benefit payable in a form other than a single life annuity or a qualified joint and survivor annuity, to the actuarial equivalent of a single life annuity, assuming (A) the Member continues employment until reaching the plan’s normal retirement age (or the Member’s current age, if later), (B) compensation remains unchanged and (C) all other relevant factors used to determine benefits under the plan remain constant in the future.

(f) In the event that, notwithstanding the foregoing provisions of this Section 4.3, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of reasonable error in estimating a Member’s compensation or such other circumstances as the Secretary of Treasury shall permit, the Employer Matching Contributions portion of such excess shall be held in a Suspense Account and, if such Member remains a Member, shall be used to reduce Employer Matching Contributions for such Member for the succeeding Plan Years, and, if such Member ceases participating in the Plan, shall be used to reduce Employer Matching Contributions for all Members in the Plan Year of cessation and succeeding Plan Years, as necessary. Compensation

Deferral Contributions which have been made to the Trust and are reduced under Section 4.3(c) shall be refunded to the Member as soon as administratively convenient. Any Employer Matching Contributions including Forfeitures remaining upon Plan Termination which cannot be allocated to Members in accordance with the foregoing in the Plan Year of termination of the Plan shall be returned to the Employer.

(g) For purposes of this Section 4.3, the standard of control for determining if a company is an Affiliate under Section 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be “more than 50%” rather than “at least 80%.

ARTICLE V

EMPLOYER MATCHING CONTRIBUTIONS

5.1 AMOUNT OF EMPLOYER MATCHING CONTRIBUTIONS.

(a) Although the Plan shall not require any contributions the Employer may in its discretion make a basic and, also, a supplemental matching contribution to the Plan as soon as administratively feasible following the December Valuation Date, with respect to each individual who is an Eligible Employee as of the last day of the Plan Year and on whose behalf it made Elective Contributions during the Plan Year.

(b) A basic discretionary matching contribution shall be a percentage of a Member’s aggregate Compensation Deferral Contributions which do not exceed 6% of Compensation (“Eligible Compensation Deferral Contributions”) that shall be based on a sliding scale of adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) divided by an earnings performance target set for the fiscal year of the Employer by the Board of Supervisors (the “Performance Target”), in accordance with the following schedule:

Adjusted EBITDA as a Percentage of the Performance Target for the Employer’s Fiscal Year:	Matching Contributions Expressed as a Percentage of Eligible Compensation Deferral Contributions for the Plan Year:
Less than 85%	0%
85% to 87%	25%
88% to 90%	30%
91% to 93%	35%
94% to 96%	40%
97% to 99%	45%
100% to 102%	50%
103% to 105%	60%
106% to 108%	70%
109% to 111%	80%
112% to 114%	90%
115% and over	100%

(c) A supplemental discretionary matching contribution may be in such amount as the Board of Supervisors shall select.

This section shall not be interpreted as a guarantee of any Employer Matching Contributions.

5.2 TREATMENT OF FORFEITURES. Any amounts forfeited in accordance with Sections 7.4 (Forfeitures) and 14.6 (Unclaimed Amounts) shall be applied as a credit towards the amount of Employer Matching Contributions otherwise required under Section 5.1. or may be applied to discharge the expenses of the Plan described in Section 11.4 (Compensation, Expenses). However, if Employer Matching Contributions are discontinued, for Plan Years following the Plan Year in which such discontinuance occurs, any such forfeited amounts in excess of the amounts required to restore forfeited amounts to the Employer Matching Contributions Accounts of Members who are reemployed in accordance with Section 7,4 shall be allocated as of the last day of the Plan Year to the Member’s Employer Matching Contributions Accounts in an amount equal to the amount of such forfeited amounts available for allocation multiplied by a fraction the numerator of which is the Member’s Compensation Deferral Contributions for the Plan Year not in excess of six percent of such Member’s Compensation and the denominator of which is the aggregate of all Members’ Compensation Deferral Contributions not in excess of six percent of all such Members’ Compensation.

5.3 TRANSFER OF CONTRIBUTIONS TO TRUSTEE. Employer Matching Contributions under this Article V shall be paid to the Trustee as soon as practicable after the end of the Plan Year (but in no event later than 60 days after the last day of such month) and such Employer Matching Contributions (inclusive of the credit for forfeitures as provided in Section 5.2) shall be credited as of the last day of the Plan Year to each Member’s Employer Matching Contributions Account.

ARTICLE VI

ACCOUNTS

6.1 MAINTENANCE OF ACCOUNTS. For each Member the Committee shall, where applicable, cause a separate Compensation Deferral Contributions Account, an Employer Matching Contributions Account, an ESOP Account, a Rollover Contribution Account and a Prior Plan Account to be maintained. For Employee contributions made to a Prior Plan which were not Compensation Deferral Contributions the Committee shall continue to maintain a separate Employee Contributions Account.

6.2 VALUATIONS. As of each Valuation Date, the Committee shall adjust the Employee Contributions Account the Compensation Deferral Contributions Account, the Employer Matching Contributions Account, the ESOP Account, the Rollover Contribution Account and the Prior Plan Account for each Member to reflect his share of contributions (including for this purpose contributions made after such Valuation Date but credited as of such Valuation Date), amounts of principal or interest paid or accrued in respect of a loan made to such Member pursuant to Section 9.5, withdrawals, distributions, forfeitures, income, expenses payable from the Trust Fund and any other increase or decrease in the value of Trust Fund assets since the preceding Valuation Date.

ARTICLE VII

VESTING OF ACCOUNTS

7.1 EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT. A Member’s interest in the Member’s Employer Matching Contributions Account shall become 100% vested after completion of at least five years of Service provided, however, that (a) each Member of the Plan who was employed on the Effective Date shall be 100% vested in all past and future Employer Matching Contributions, (b) Employer Matching Contributions to accounts of Highly Compensated Employees shall not be deemed to vest until the Deferral Percentage and Contributions Percentage limitations set forth in Article IV have been satisfied and (c) nothing herein shall delay vesting pursuant to the provisions of a Prior Plan.

7.2 OTHER ACCOUNTS. Interests in Compensation Deferral Contributions Accounts, Prior Plan Accounts, ESOP Accounts, Rollover Contribution Accounts and Employee Contributions Accounts shall be fully vested at all times.

7.3 EARLIER VESTING IN EMPLOYER MATCHING CONTRIBUTIONS ACCOUNTS. Notwithstanding the foregoing, a Member’s interest in his or her Employer Matching Contributions Account shall be fully vested (a) on the date of termination of employment by reason of death, Retirement or Total and Permanent Disability, (b) when and if this Plan shall at any time be terminated for any reason, (C) upon the complete discontinuance of contributions by the Employer hereunder, or (d) upon partial termination of this Plan if such Member is a member affected by such partial termination. For the purposes of subparagraph (C) the Employer’s failure in one year to make matching contributions pursuant to Section 5.1 (Amount of Employer Matching Contributions) because it did not achieve a predetermined Performance Target shall not be deemed to be a discontinuance of contributions.

7.4 FORFEITURES. A Member’s Employer Matching Contributions Account which is not vested in accordance with this Article VII at the time of such Member’s termination of employment shall be forfeited as of the last day of the Plan Year in which the Member has a termination of employment. However, if a Member who has a termination of employment is reemployed before the end of a period of five consecutive Plan Years beginning with the Plan Year in which the Member has a termination of employment and during which the Member is not an Employee on the last day of each Plan Year’, any forfeited amounts shall be restored to the Member’s Employer Matching Contributions Account. For purposes of the preceding sentence, any Plan Year in which a Member is absent from work on the last day of the Plan Year by reason of a Parental Leave shall not be counted as one of the Plan Years in such a period of five consecutive Plan Years and the Plan Year immediately preceding the Plan Year immediately following a Plan Year in which such Member is absent from work on the last day of the Plan Year by reason of Parental Leave shall be deemed to be consecutive.

Amounts required to be restored to the Employer Matching Contributions Accounts of a Member shall be reinstated, to the extent not contributed by an Employer, out of amounts forfeited under this Section 7.4 or 14.6 (Unclaimed Amounts) for the Plan Year and, to the extent such forfeitures are not sufficient, shall be charged ratably against income of the Trust Fund.

ARTICLE VIII

INVESTMENT OF ACCOUNTS

8.1 INVESTMENT OF ACCOUNTS.

Effective as of March 1, 1996 or thereafter on becoming a Member, each Member shall direct that his or her Accounts be invested in increments of 5% in one or more Investment Funds prescribed from time to time by the Committee and described in the summary plan description, as amended, which individually and collectively are designed to conform to DOL Regulation 2550.404c— 1 for so-called Section 404(c) plans in order that fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of a Member’s investment directions. Contributions to a Member’s Accounts, for which a Member has not given investment directions will be invested in a fixed income fund.

The Plan currently maintains a Company Stock fund, which prior to March 1, 1996 invested in Employer Securities. This fund will be maintained by the Plan until the Accounts having investments in the fund are fully distributed or until the Employer elects to eliminate the option to elect distribution in kind as set forth in Section 10.2(b). No new investments will be made in the fund after March 1, 1996. Dividends on Employer Securities in the Company Stock Fund will be invested proportionally in accordance with the Member’s directions for the investment of current contributions to the Member’s Compensation Deferral Contributions Account.

The foregoing notwithstanding, if, in the judgment of the Plan Administrator, any Employer Securities are deemed to be no longer a prudent investment, the investment in such Employer Securities held in the Company Stock Fund may be liquidated in whole or in part at any time.

8.2 REDIRECTION OF FUTURE CONTRIBUTIONS. A Member’s investment directions under Section 8.1 may be changed at any time and will be effective as soon as administratively feasible after Appropriate Notice is received by the Committee. Such change in direction will not be effective as to amounts previously contributed or invested.

8.3 REINVESTMENT OF PRIOR CONTRIBUTIONS.

(a) As soon as administratively feasible after Appropriate Notice is received by the Committee, a Member may direct that up to the total value in any Investment Fund holding investments from the Member’s Compensation Deferral Contributions Accounts, Employer Matching Contributions Account, Prior Plan Account, Rollover Contribution Account, ESOP Account or Employee Contributions Accounts be transferred from such Investment fund to any other Investment fund in increments of 5%. The value of any account or portion thereof to be reinvested shall be determined on the Valuation Date immediately preceding the month of transfer.

(b) The Committee may, in its sole discretion, impose at any time or from time to time such restrictions on the transfers of monies from one Investment Fund to another as it deems necessary or appropriate.

8.4 STATEMENTS OF ACCOUNTS. Each Member shall be furnished periodic statements of accounts as often as the Committee may determine but not less frequently than annually. A like statement shall be furnished to a Member upon any distribution being made under the Plan.

8.5 CREDITING OF ACCOUNTS. Interests in each of the Investment Funds shall be credited to each Member’s Accounts as units of value determined separately for each Investment Fund, as follows:

(a) the initial value of a unit in each Investment Fund on the date the fund is established shall be one dollar;

(b) the unit of value of each Investment Fund shall be redetermined on each Valuation Date by dividing the then fair market value of all of the assets of such Investment Fund by the number of units therein then outstanding. Amounts held as a result of forfeiture shall not be included in the value of the Company Stock Fund in determining the unit of value; and

(c) contributions to a fund after the date that the fund is established will be credited to the Member’s Accounts as units of value, the number of which is determined by dividing the dollar amount of the contribution by the then current unit of value.

If a suspense account credited in accordance with Section 4.3(f) is in existence on a Valuation Date, the number of units of value in the suspense account shall be adjusted as of each Valuation Date so that such an account does not participate in the Trust’s investment gains or losses. To the extent a Member’s Accounts are invested pursuant to Section 9.5 in a loan to a Member, the Member’s Accounts shall be credited and charged directly with income, gains, losses and expenses attributable to such loan as of each Valuation Date and the value of the account will be adjusted through the date of a distribution to reflect the value of such direct investments on the distribution date. A Member’s loan principal and interest payments shall be credited to the Member’s Accounts which are invested in such loans pursuant to Section 9.5 and such payments shall be invested in accordance with the Member’s investment directions for such Accounts pursuant to Sections 8.1 or 8.2 as the situation may require.

8.6 CORRECTION OF ERRORS. In the event of an error in the adjustment of a Member’s Account, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against Forfeitures for the Plan Year or to or against income as an expense of the Trust for the Plan Year in which the correction is made, or if an Employer contributes an amount to correct any such error, from such amount. Except as provided in this Section, the Accounts of other Members, shall not be readjusted on account of such error.

8.7 INVESTMENT OF DEFERRED DISTRIBUTIONS. Former employees who are Members of the Plan shall have the same investment options for their Accounts as are available for the Accounts of current employees who are Members of the Plan.

ARTICLE IX

WITHDRAWALS AND LOANS DURING EMPLOYMENT

9.1 WITHDRAWAL OPTIONS.

(a) Any Member may withdraw all or part of his or her Employee Contributions Account, Rollover Contributions Account, Prior Plan Account or, if age 55 or older, his or her ESOP Account, at any time once in any twelve-month period.

(b) Hardship. In the event of Hardship (as defined in Section 9.2), a Member may, by giving the Appropriate Notice to the Committee, elect to withdraw the balance of any account specified in paragraph (a), above, as well as the cumulative amount of all contributions to the Compensation Deferral Contributions Account together with any Income allocable to such contributions as of December 31, 1988 as of the next succeeding Valuation Date.

(c) Age 59-1/2. After a Member’s attainment of age 59-1/2, in any twelve-month period a Member may make one withdrawal of all or any portion of the value of the Member’s Compensation Deferral Contributions Account and the vested portion of such Member’s Employer Contributions Account.

(d) A withdrawal shall be not less than the lesser of $500 or the combined total in the Member’s Accounts from which withdrawals may be made.

9.2 HARDSHIP WITHDRAWALS.

(a) Frequency. Hardship withdrawals (including amounts necessary to pay any federal, state or local taxes on such withdrawals) may be made once in any twelve-month period.

(b) Verification of Need. Each request for a hardship withdrawal must be accompanied by a statement signed by the Member attesting that the financial need cannot be relieved,

(i) Through reimbursement or compensation by insurance or otherwise,

(ii) By liquidation of the Member’s assets (including those assets of the Member’s spouse and minor children that are reasonably available to the Member) to the extent such liquidation will not itself cause immediate and heavy financial need,

(iii) By ceasing Compensation Deferral Contributions under the Plan, or

(iv) By other distributions or nontaxable (at the time of the loan) loans from any plan maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

The Committee shall be entitled to rely on the Member’s statement of need without inquiry into the Member’s financial circumstances.

(c) Determination of Hardship. A withdrawal will be deemed to be a hardship withdrawal if made on account of:

(i) Medical expenses incurred, or to be incurred, by the Member, the Member’s spouse, or any dependent,

(ii) Purchase (excluding mortgage payments) of a principal residence for the Member,

(iii) Payment of tuition for the next year, semester or quarter of post-secondary education for the Member, the Member’s spouse or any dependent,

(iv) The need to prevent the eviction of the Member from the Member’s principal residence or foreclosure on the mortgage of the Member’s principal residence,

(v) Such other immediate and heavy financial need as the Commissioner of Internal Revenue may from time to time publish by revenue rulings, notices and other documents of general applicability, or

(vi) Any other immediate and heavy financial need as determined on the basis of all relevant facts and circumstances by the Committee in an objective and nondiscriminatory manner in accordance with the requirements of the Code and the applicable regulations and in accordance with the following standards and principles:

(A) the need shall be due to an extra-ordinary emergency,

(B) the need shall be heavy,

(C) the need shall be immediate,

(D) the need shall be for reasons of hardship as commonly understood such as financial expenses and not for entertainment or pleasure, and

(E) the need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred.

9.3 VALUES. All withdrawals under Sections 9.1 or 9.2 shall be based on the values of Accounts as of the Valuation Date next following the date that the Appropriate Notice was given to the Committee, or such other Valuation Date as the Committee shall prescribe. Any withdrawal from any Account under Sections or 9.2 shall be charged proportionately against each Investment Fund described in Article VIII (Investment of Accounts) in which such Account is invested.

9.4 PAYMENT OF WITHDRAWALS. Any amount withdrawn under Section 9.1 shall be paid to a Member in a lump sum in cash, as soon as practicable after the Valuation Date as of which the withdrawal election is effective provided, however, that at the Member’s request whole numbers of Employer Securities contained in the Member’s Account may be distributed in kind.

9.5 LOANS. A Member who is a “party in interest” as defined in Section 3(14) of ERISA (a “Party in Interest”) may borrow for any purpose from the vested value of his or her Compensation Deferral Contributions Account, Prior Plan Account, Rollover Contribution Account and Employee Contributions Account once in any twelve-month period an amount (inclusive of current loans) of up to one half of the total of all of his or her Accounts, but in any event not more than the lesser of (a) $50,000 reduced by the excess (if any) of the highest balance of existing loans during the preceding 12 months over the current loan or (b) the total vested value of the accounts listed in clauses (i) through (iv) in this paragraph. For record keeping purposes amounts that are borrowed in accordance with the preceding formula shall be deducted from a Member’s accounts in the following order: (i) Compensation Deferral Contributions Account, (ii) Prior Plan Account, (iii) Rollover Contribution Account and (iv) Employee Contributions Account.

For the purposes of the foregoing, any outstanding balance of an existing loan (including any Prior Loan) shall be aggregated with any additional funds being borrowed in order to calculate a Member’s borrowing limit.

The minimum amount of a loan shall be $1,000.

A Member may have outstanding at any one time two general purpose loans, one of which may qualify as a loan to acquire a primary residence, provided, however, that any Prior Loan may remain outstanding in accordance with its terms.

A “Prior Loan” is a loan that was originated before January 1, 1996.

All loans shall be made pursuant to such other procedures and terms as shall be adopted by the Committee, subject to the following:

(A) A loan may remain outstanding so long as the borrower remains a Party in Interest and shall be repayable within five years from the date of borrowing upon such terms as may be determined by the Committee; provided, however, that any loan of more than $15,000 used to acquire the primary residence of a Member shall be repayable over a period of up to ten years.

The Committee may in its absolute discretion grant such loan in accordance with such uniform and nondiscriminatory rules as it may from time to time establish. Any such loan shall be made at a then prevailing commercial rate of interest for similar credits on such terms of repayment (in level payments not less frequent than monthly) and subject to such rules and restrictions as the Committee shall determine, provided that any such loans shall be available to all Members on a reasonably equivalent basis and that any loan may be repaid at any time without penalty.

All Member loans shall be secured on a dollar for dollar basis by up to 50% of the balance of the Accounts from which the loan is made. To the extent a loan is unpaid, it shall be deducted from the amount payable to such Member or such Member’s beneficiary at the time of distribution of the Accounts from which the loan was made;

(B) In the event that a Member fails to repay a loan according to its terms and foreclosure occurs, the Plan may foreclose on the portion of the Member’s Accounts for which a distributable event has occurred. In the event of foreclosure, a distributable event shall be deemed to occur immediately following the next Valuation Date for any portion of an Account with respect to which the Member or the Member’s Beneficiary would be permitted in accordance with Sections 9.1 or 10.1 to elect an immediate distribution;

(C) The receivable representing the loan (and other loans to the same Member) will be accounted for by the Trustee as a separate earmarked investment solely for the individual account of the Member. A Member’s payments to the Trust of principal and interest on the loan shall be invested by the Trustee as elected by the Member in accordance with the Member’s investment directions for future contributions in accordance with Section 8.2, as soon as reasonably practical;

(D) Loan applications may be made by any member, any time, by making the appropriate application to the Committee or its designee, as the Committee may prescribe from time to time.

(E) No loan shall remain outstanding after a Member is no longer a Party in Interest. If a Member who is no longer a Party in Interest elects under Section 10.7 not to file a claim for the commencement of benefits when the Member’s employment is terminated, the balance of any outstanding loan must be repaid in full within sixty (60) days.

(F) Loan Origination Fee. From time to time the Committee may set a reasonable loan origination fee for each loan application. Such fees shall be deducted from loan proceeds paid to loan applicants.

ARTICLE X

DISTRIBUTION

10.1 AMOUNT OF DISTRIBUTION. The Member or the Member’s Beneficiary, as the case may be, shall not be entitled to elect to receive a distribution of the vested value of the Member’s account until:

(a) the Member’s Retirement, termination of employment, death or Permanent Disability, or

(b) termination of the Plan without establishment or maintenance of a successor plan, or

(c) the date of sale of substantially all of the assets of the Employer or the date of sale of the Employer’s interest in a subsidiary of the Employer to an acquiring corporation which continues the employment of the Member without the establishment of a successor plan.

(d) April 1 (before termination of employment) of the year following the Plan Year that a Members becomes 70 1/2 years of age.

The vested value of the Member’s Account shall be determined in accordance with Article VII (Vesting of Accounts) as of the Valuation Date next following such election except that in the case of the Member’s Total and Permanent disability the vested value of the Member’s account shall be determined as of the Valuation Date next following the date the Committee determines that the Member has a Total and Permanent Disability. In any event, such Valuation Date shall be no later than the Valuation Date which immediately precedes the Member’s Required Beginning Date (or the date which would have been the Member’s Required beginning Date had the Member survived).

If a Member’s Beneficiary is not the Member’s spouse, distributions under the Plan shall be completed not more than five years after the Member’s death.

10.2 NOTICE OF OPTIONS AND NORMAL FORM OF DISTRIBUTION.

(i) No less than thirty (30) nor more than ninety (90) days prior to the date of any distribution hereunder the Plan Administrator shall provide the Member or the Member’s Beneficiary, as the case may be, with a general description of the material features and an explanation of the relative values of the optional forms of benefits available under the Plan.

(ii) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Reg. Section 1.411(a)—11(c) is given, provided that:

(A) the Plan Administrator clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) the Member, after receiving the notice, affirmatively elects a distribution.

(b) Normal Form of Distribution. Unless otherwise elected in accordance with Section 10.3 and subject to Section 10.7, distributions shall be made by the Trustee as soon as practicable after the Valuation Date next following the Member’s (or the Member’s Beneficiary’s as the case may be) election and consent to receive a distribution of the vested value of such Member’s Account, in a single sum in cash except that (i) at the Member’s option Employer Securities held in the Member’s Account may be distributed in kind provided, however, that the Employer shall have discretion to eliminate this option in accordance with Reg. Section 1.411(d)—4 Q&A-2(d), and (ii) in the discretion of the Committee, a note with respect to a Participant’s loan from such Member’s Compensation Deferral Account may be distributed in kind.

(c) Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including post-transfer earnings thereon) and liabilities that are transferred, within the meaning of section 414(1) of the Internal Revenue Code, to this Plan from a money purchase pension plan qualified under section 401(a) of the Internal Revenue Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions.

10.3 ALTERNATE FORM OF DISTRIBUTION. For benefits which accrued under the Plan prior to December 31, 1998 a Member may request to have the value of such Member’s Accounts distributed in periodic installments not more frequent than monthly commencing at such time as the Member shall elect in accordance with the Plan payable over a fixed period not to exceed the lesser of ten years or the life expectancy of the Member at the time payments commence. The obligation of the Plan to make such periodic installment payments may be satisfied through the purchase of an annuity from a reputable domestic insurance company selected by the Committee. Payment of any interest in the Company Stock Fund in a Member’s Accounts, if any, to which the Member has a nonforfeitable interest may be made in cash solely for the purpose of effecting such an alternate form of distribution.

Distributions will be made in accordance with the requirements of the regulations under Code Section 401(a)9, including the minimum distribution incidental benefit requirements of Proposed Regulations Section 1.401(a)(9)-2. Such minimum distribution requirements shall supersede any distribution options in the Plan that are inconsistent therewith.

10.4 IDENTITY OF PAYEE. The determination of the Committee as to the identity of the proper payee of any benefit under the Plan and the amount of such benefit properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account of such benefit.

10.5 NON-ALIENATION OF BENEFITS.

(a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits to which such person may become entitled under this Plan, or if by reason of such person’s bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person’s spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

(b) Notwithstanding Section 10.5(a), the Trustee

(i) shall comply with an order entered on or after January 1, 1985, determined by the Committee to be a Qualified Domestic Relations Order,

(ii) may treat an order entered before January 1, 1985, as a Qualified Domestic Relations Order even if it does not meet the requirements of Code Section 414(p), and

(iii) shall comply with a Federal tax levy made pursuant to Code Section 6331 and with collection proceedings by the United States on a judgment resulting from an unpaid tax assessment.

10.6 QUALIFIED DOMESTIC RELATIONS ORDER.

(a) The Plan shall comply with the provisions of Code Section 414(p) relating to qualified domestic relations orders and all regulations pertaining thereto.

b) An alternate payee’s interest in the Plan will be distributed in the form of a single sum as soon as practicable after a proposed order is determined to be a qualified domestic relations order.

10.7 COMMENCEMENT OF BENEFITS. Unless a Member elects otherwise, the payment of benefits under the Plan shall begin not later than the 60th day after the latest of the close of the Plan Year in which:

a) the Member attains age 65;

(b) the 10th anniversary of the date the Member’s participation in the Plan occurs; or

(c) the Member’s employment with the Company or an Affiliate is terminated;

provided that except as provided in Section 10.9 no benefits shall be distributed unless the Member has filed a claim for benefits until the Valuation Date immediately preceding the Required Beginning Date and further provided that (excepting Members who are currently employed by the Employer) distribution of benefits to the Member shall commence in accordance with Regulations not later than the Member’s Required Beginning Date.

10.8 SPOUSAL CONSENT. A valid spousal consent to the Member’s naming of a Beneficiary other than the Member’s spouse shall be:

(a) in a writing acknowledging the effect of the consent;

(b) witnessed by a notary public; and

(c) effective only for the spouse who exercises the consent;

provided that, notwithstanding the provisions of this Article X, the consent of a Member’s spouse shall not be required if it is established to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

10.9 LUMP SUM PAYMENT WITHOUT ELECTION. Notwithstanding any other provision of this Article X, if a Member or a Beneficiary is entitled to a distribution and if the vested value of a Member’s Account or the vested value of the Beneficiary’s share of the Member’s Account before benefits are paid or commence to be paid hereunder does not exceed $5,000, the Committee may in accordance with uniform and nondiscriminatory rules direct the immediate distribution of such benefit to the person entitled thereto regardless of any election or consent of the Member, the Member’s spouse or other Beneficiary.

10.10 TRUSTEE TO TRUSTEE TRANSFERS.

(a) A Member who receives an Eligible Rollover Distribution may elect to have such distribution paid directly to an Eligible Retirement Plan by specifying in an Appropriate Notice the Eligible Retirement Plan to which such distribution is to be paid in a direct trustee to trustee transfer pursuant to such uniform rules as to the form and time of transfer as the Committee shall prescribe.

(b) (i) “Eligible Rollover Distribution.” An Eligible Rollover Distribution is any distribution of all or a portion of the balance to the credit of the Member distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Member distributee or the joint lives (or joint life expectancies) of the Member distributee and the Member’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Securities).

(b) (ii) “Eligible Retirement Plan.” An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Member distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Member, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

ARTICLE XI

ADMINISTRATION OF THE PLAN

11.1 PLAN ADMINISTRATOR. The Committee shall be the Plan Administrator:

(a) The Committee shall administer, enforce and interpret the Plan and the trust agreement established hereunder and shall have the powers necessary thereto, including but not by way of limitation the powers to exercise its responsibilities in accordance with Sections 1.3 (Appropriate Notice), 1.9 (Compensation), 1.26 (Leave of Absence), 1.40 (Total and Permanent Disability), Article II (Eligibility and Membership) 3.1 (Compensation Deferral Contributions), 3.2 (Changes and Suspension of Contributions), 4.1 (Limitations), 6.1 (Maintenance of Accounts), 6.2 (Valuations), Article VIII (Investment of Accounts), Article IX (Withdrawals and Loans During Employment), 12.6 (Disbursement of Funds), Article XIV (Miscellaneous), and the remainder of this Article XI, and

(b) Authority to hold the funds of the Plan shall be delegated to the Trustee in accordance with Section 12.2 (Trustee), and

(c) Authority to direct the investment of the Plan’s funds shall be delegated to an Investment Manager in accordance with Section 12.3 (Investment Manager).

With respect to all other responsibilities of the Plan Administrator the Committee shall act through its duly authorized officers and agents.

11.2 BOARD OF SUPERVISORS. With respect to Sections 5.1 (Amount of Employer Matching Contributions), 11.8 (Personal Liability), 13.1 (Right to Amend) and 13.2 (Suspension or Termination) the Employer shall act only by resolution, or pursuant to an enabling resolution of the Board of Supervisors.

11.3 APPOINTMENT OF THE COMMITTEE. The Committee shall be the Benefits Administration Committee of the Company.

11.4 COMPENSATION, EXPENSES. All proper expenses required for the administration of the Plan incurred by the Committee, the Employer, an Investment Manager or the Trustee for accounting, legal and other professional, consulting or technical services, including fees and expenses of the Trustee or any Investment Manager shall be paid by the Trust.

11.5 COMMITTEE ACTIONS, AGENTS. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate.

Any action of the Committee, including but not by way of limitation, instructions to the Trustee, shall be evidenced by the signature of a member who has been so authorized by the Committee to sign for it, and the Trustee shall be fully protected in acting thereon. A certificate of the secretary or an assistant secretary of the Committee setting forth the name of the members thereof shall be sufficient evidence at all times as to the persons then constituting the Committee.

11.6 COMMITTEE MEETINGS. The Committee shall hold meetings upon such notice, at such time and place as they may determine. The Committee shall act by a majority of its members at the time in office and such action may be taken from time to time by a vote at a meeting or in writing without a meeting. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.

11.7 AUTHORITY AND DUTIES OF THE COMMITTEE. The Committee may from time to time establish rules for the administration of the Plan. The Committee shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall endeavor to act by general rules so as not to discriminate in favor of any person. Its decisions and the records of the Committee shall be conclusive and binding upon the Employer, Members and all other persons having an interest under the Plan. No member of the Committee shall be disqualified from exercising the powers and discretion herein conferred by reason of the fact that the exercise of any such power or discretion may affect the payment of benefits to such member under the Plan; however, no member may vote on a matter relating exclusively to such member. To the extent that it is administratively feasible, the period of notice required for Members’ elections to commence, change or suspend contributions hereunder or to make or change investment elections for either future contributions or existing accounts may be relaxed, reduced or eliminated by the Committee in accordance with uniform and nondiscriminatory rules.

The Committee shall keep or cause to be kept all records and other data as may be necessary for the administration of the Plan.

11.8 PERSONAL LIABILITY. To the extent not contrary to the provisions of ERISA, no member of the Committee, officer, supervisor or employee of an Employer shall be personally liable for acts done in good faith hereunder unless resulting from such member’s own negligence or willful misconduct. Each such member of the Committee, officer and supervisor shall be indemnified by the Employer against expenses reasonably incurred by such member in connection with any action to which he may be a party by reason of such member’s responsibilities hereunder, except in relation to matters as to which such member shall be adjudged in such action to be liable for negligence or misconduct in the performance of such member’s duty. However, nothing in this Plan shall be deemed to relieve any person who is a fiduciary under the Plan for purposes of ERISA from any responsibility or liability which such Act shall impose upon such member.

11.9 DEALINGS BETWEEN COMMITTEE AND INDIVIDUAL MEMBERS. Any notice required to be given to, or any document required to be filed with, the Committee will be properly given or filed if mailed by registered or certified mail, postage prepaid, or delivered to the Benefits Administration Committee, c/o Suburban Propane LP, 1 Suburban Plaza, 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981, or delivered as the Committee may hereafter from time to time prescribe.

The Committee shall make available to such Member for examination, such of its records as pertain to the benefits to which such Member shall be entitled under the Plan.

11.10 INFORMATION TO BE SUPPLIED BY THE EMPLOYER. The Employer shall provide the Committee or its delegate with such information as it shall from time to time need in the discharge of its duties.

11.11 RECORDS. The regularly kept records of the Committee and the Employer shall be conclusive evidence of the Credited Service and Service of an Employee, the Employee’s Compensation, age, marital status, status as an Employee, and all other matters contained therein applicable to this Plan; provided that an Employee may request a correction in the record of age or any other disputed fact at any time prior to retirement. Such correction shall be made if within 90 days after such request the Employee furnishes the Committee in support thereof documentary proof of age or the other disputed fact satisfactory to the Committee.

11.12 FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

11.13 FIDUCIARY RESPONSIBILITY. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B Part 4 in determining that a Member’s spouse has consented to the naming of a Beneficiary other than the spouse or that the consent of the Member’s spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability.

11.14 CLAIM PROCEDURE.

(a) Each Member or Beneficiary (“Claimant”) may submit an application for benefits (“Claims”) to the Committee or to such other person as may be designated by the Committee in writing in such form as is provided or approved by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim prior to filing a Claim and exhausting all rights to review in accordance with this Section.

When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant’s rights to seek review of the denial.

(b) If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Committee (or such other person as shall be designated in writing by the Committee) review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when, such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed. The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the Claim shall become final and binding on all persons for all purposes.

ARTICLE XII

OPERATION OF THE TRUST FUND

12.1 TRUST FUND. All assets of the Plan shall be held in trust as a Trust Fund for the exclusive benefit of Members and their Beneficiaries, and no part of the corpus or income shall be used for or diverted to any other purpose. No person shall have any interest in or right to any part of the Trust Fund, except to the extent provided in the Plan.

12.2 TRUSTEE. All contributions to the Plan shall be paid to a Trustee or Trustees which shall be appointed from time to time by the Company by appropriate instrument with such powers in the Trustee as to control and disbursement of the funds as the Employer shall approve and as shall be in accordance with the Plan. The Company may remove any Trustee at any time, upon reasonable notice and upon such removal or upon the resignation of any Trustee the Company shall designate a successor Trustee.

12.3 INVESTMENT MANAGER. In accordance with the terms of the trust agreement, the Company may appoint one or more Investment Managers (individuals and/or other entities), who may include the Trustee and who are collectively referred to herein as the Investment Manager, to direct the investment and reinvestment of part or all of the Plan’s funds that are not invested in Employer Securities. The Company may change the appointment of the Investment Manager from time to time.

12.4 PURCHASE AND HOLDING OF SECURITIES. As soon as convenient after receiving contributions, the Trustee shall:

(a) in the case of contributions which are to be invested in the Fixed Income Fund, purchase group annuity contracts or make other investment arrangements that in the aggregate provide a stable rate of return.

(b) in the case of contributions which are to be invested in any of the other funds purchase securities for each Fund as the Trustee deems advisable, and register such stock and securities in the name of the Trustee or its nominee;

12.5 VOTING OF EMPLOYER SECURITIES. For shareholders’ meetings Members shall be furnished proxy material and a form for instructing the Trustee how to vote the Employer Securities represented by units credited to their Accounts, and the Trustee shall vote or otherwise exercise shareholder rights with respect to such Employer Securities as instructed. The Trustee shall hold such instructions in confidence and shall not divulge them to anyone, including, but not limited to, the Employer, its officers or employees.

Shares for which no instructions are received shall be voted by the Trustee in the same proportion as those shares for which instructions have been received. With respect to the exercise of shareholder’s rights to sell or retain the Employer Securities represented by units credited to a Member’s Accounts in extraordinary instances involving an unusual price and terms and conditions for such securities such as a tender offer, the Trustee shall act in accordance with the Committee’s instructions.

12.6 DISBURSEMENT OF FUNDS. The funds held by the Trustee shall be applied, in the manner determined by the Committee, to the payment of benefits to such persons as are entitled thereto in accordance with the Plan.

The Committee shall determine the manner in which the funds of the Plan shall be disbursed in accordance with the Plan, including the form of voucher or warrant to be used in authorizing disbursements and the qualification of persons authorized to approve and sign the same and any other matters incident to the disbursement of such funds.

12.7 EXCLUSIVE BENEFIT OF MEMBERS. All contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Members and beneficiaries for the exclusive purpose of (1) providing benefits to Members and beneficiaries and (2) defraying reasonable administrative expenses of the Plan and the Trust, to the extent such expenses are not paid by the Employer and Affiliates provided that:

(a) if, and to the extent, a deduction for a contribution under Section 404 of the Code is disallowed, contributions conditioned upon deductibility shall be returned to the Employer or Affiliate within one year after the disallowance of the deduction; and

(b) if, and to the extent, a contribution is made through a good faith mistake of fact, such contribution shall be returned to the Employer within one year of the payment of the contribution.

ARTICLE XIII

AMENDMENT, TERMINATION AND MERGER

13.1 RIGHT TO AMEND. The Employer reserves the right at any time, and from time to time, to modify or amend in whole or in part the provisions of the Plan, but no such amendment shall divest any Member of any amount previously credited to a Member’s Accounts or, except to the extent permitted by the Secretary of the Treasury by regulation, shall eliminate with respect to a Member’s Account balance at the time of such amendment an optional form of benefit, and further provided that no part of the assets of the Trust Fund shall, by reason of any modification or amendment, be used for or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries, under the Plan.

13.2 SUSPENSION OR TERMINATION. The Employer may at any time suspend Employer Matching Contributions and Compensation Deferral Contributions in whole or in part. The suspension of Employer Matching Contributions and Compensation Deferral Contributions shall not in itself constitute a termination of the Plan. The Employer may at any time terminate or discontinue the Plan by filing with the Committee a certified copy of the resolution of its Board of Supervisors authorizing the termination or discontinuance.

If the Plan is terminated, no further contributions shall be made by the Employer and the Account of each Member shall be applied for the Member’s (or the Member’s Beneficiary’s) benefit either by payment in cash or in kind, or by the continuation of the Trust Fund in accordance with the trust instrument and the provisions of the Plan as though the Plan were otherwise in full force and effect.

13.3 MERGER, CONSOLIDATION OF TRANSFER. In the case of any merger, or consolidation with, or transfer of assets or liabili-ties to any other plan, each Member in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit such Member would have been entitled to receive immediately before the merger consolidation, or transfer (if the Plan had then terminated).

ARTICLE XIV

MISCELLANEOUS

14.1 UNIFORM ADMINISTRATION. Whenever, in the administration of the Plan, any action is required by the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility or classification of employees, contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Members who are officers or significant shareholders of the Employer or persons whose principal duties consist of supervising the work of other employees or highly compensated Members.

14.2 PAYMENT DUE AN INCOMPETENT. If the Committee determines that any person to whom a payment is due hereunder is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for the benefit of the incompetent, without responsibility of the Committee or the Trustee to see to the application of such payment. Payments made in accordance with such power shall operate as a complete discharge of all obligations on account of such payment of the Committee, the Trustee and the Trust Fund.

14.3 SOURCE OF PAYMENTS. All benefits under the Plan shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor, except to the extent required by law.

14.4 PLAN NOT A CONTRACT OF EMPLOYMENT. Nothing herein contained shall be deemed to give any Eligible Employee or Member the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Eligible Employee or Member at any time.

14.5 APPLICABLE LAW. Except to the extent governed by Federal law the Plan shall be administered and interpreted in accordance with the laws of the State of New York.

14.6 UNCLAIMED AMOUNTS. It shall be the duty and responsibility of a Member or a Beneficiary to keep the Committee apprised of such Member’s whereabouts and of such Member’s current mailing address. Unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Member which cannot be distributed because of the Committee’s inability, after a reasonable search, to locate a Member or a Member’s Beneficiary within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts for a Plan Year shall be Forfeitures for the Plan Year in which such two-year period shall end. Such Forfeitures shall be treated as provided in Section 5.2.

If an unclaimed amount is subsequently properly claimed by the Member or the Member’s Beneficiary (“Reclaimed Amount”) and unless an Employer in its discretion makes a contribution to the Plan for such year in an amount sufficient to pay such Reclaimed Amount to the extent that the Reclaimed Amount originated as an unclaimed amount, it shall be charged against Forfeitures for the Plan Year and, to the extent such Forfeitures are not sufficient, shall be treated as an expense of the Trust Fund.

ARTICLE XV

TOP HEAVY PROVISIONS

15.1 APPLICATION. The provisions of this Article shall apply for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

15.2 MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy Plan Year, the Employer shall contribute to the Plan a minimum contribution on behalf of each Member who is not a Key Employee for such year and who is employed on the last day of the Plan Year, regardless of whether or not the Member has elected to make Compensation Deferral Contributions for the year. The minimum, contribution shall, in general, equal 3 percent of each such Member’s Compensation, but shall be subject to the following special rules:

(a) If the largest contribution on behalf of a Key Employee for such year, taking into account Compensation Deferral Contributions and discretionary Employer Matching Contributions, is equal to less than 3 percent of the Key Employee’s Compensation, such lesser percentage shall be the minimum contribution percentage for Members who are not Key Employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of ss.ss. 401(a) (4) or 410.

(b) No minimum contribution will be required with respect to a Member who is also covered by another top-heavy defined contribution plan of a Related Employer (as defined in section 414(b) or (c)) which meets the vesting requirements of ss. 416(b) and under which the Participant receives the top-heavy minimum contribution.

(c) If a Participant is also covered by a top-heavy defined benefit plan of an Affiliated Employer, “5%” shall be substituted for “3%” above in determining the minimum contribution.

(d) The minimum contribution with respect to any Member who is not a Key Employee for the particular year will be offset by any discretionary Employer Matching Contribution, but not any other type of contribution otherwise made for the Member’s benefit for such year.

(e) If additional minimum contributions are required under this Section, such contributions shall be credited to the Member’s Employer Matching Contributions Account.

(f) A minimum contribution required under this Section shall be made even though, under other plan provisions, the Member would not otherwise be entitled to receive an allocation for the year because of (i) the Member’s failure to be an Eligible Employee as of the last day of the Plan Year, or (ii) the Member’s failure to make Compensation Deferral Contributions to the Plan, or (iii) the Member’s Compensation is less than a stated amount.

15.3 ADJUSTMENT TO LIMITATION ON BENEFITS. For purposes of the S415 limits, the definitions of “defined contribution plan fraction” and “defined benefit plan fraction” contained therein shall be modified, for any Plan Year which is a top-heavy Plan Year, by substituting “1.0” for “1.25” in Code Section 415(e)(2) (B) and 415(e)(3)(B).

15.4 DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

(a) “key employee” means a key employee described in Code Section 416(i) (1), and “non-key employee” means any employee who is not a key employee (including employees who are former key employees);

(b) “top-heavy plan year” means a Plan Year if any of the following conditions exist:

(i) the top-heavy ratio for the plan exceeds 60%, and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

(ii) this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%; or

(iii) the Plan is not part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

(c) “top-heavy ratio”:

(i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code Section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code Section 416.

(ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Code Section 416.

The accrued benefits under the defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

(iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as for the most recent valuation date that falls within or ends with the 12-month period ending, on the determination date, except as provided in Section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Member (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(iv) The accrued benefit of a Member other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of code Section 411(b)(1)(C).

(d) The “permissive aggregation group” is the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e) The “required aggregation group” is (i) each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a) (4) and 410(b).

(f) For purposes of computing the top-heavy ratio, the “valuation date” shall be the last day of the applicable plan year.

(g) For purposes of establishing the present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest and mortality rates specified in defined benefit plan(s), if applicable.

(h) The term “determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term “applicable determination date” means, with respect to the plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

15.5 EFFECT OF CHANGE IN APPLICABLE LEGISLATION OR REGULATION. In the event that Congress should provide by statute or the Secretary of the Treasury should provide by regulation a ruling, that the provisions of this Article XV are no longer necessary for the plan to meet the requirements of Section 401(a) or other applicable provisions of the Code, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.